EXHIBIT 99.1


IPIX CORPORATION LOGO                                                IR Contact:
                                                                     Paul Farmer
                                                                 (925) 242- 4002
                                                                    CFO@ipix.com

                  IPIX REPORTS RESULTS FOR SECOND quarter 2004
                     IPIX Begins Shipping Security Products


SAN RAMON, CA / OAK RIDGE, TN - July 15, 2004 - IPIX Corporation (NASDAQ: IPIX), a leader in mission-critical imaging solutions where visual content is required for the protection of life and property and eCommerce, today announced financial results for the quarter ended June 30, 2004. For the second quarter, revenue was $1.3 million, up from $0.7 million in the first quarter of 2004. Net loss available for common stockholders was $3.6 million in the first and second quarters of 2004. Fully diluted loss per common share was $0.23 in the second quarter compared with $0.41 in the first quarter of 2004.


"Second quarter revenue includes the first sales of our Security products, which began shipping in late June," said Don Strickland, IPIX president and CEO. "We have already announced distribution relationships for our Security products in the United States, United Kingdom, Turkey, Iraq and Korea. We will continue to focus our efforts on building this channel."


"Along with the sequential increase in revenues seen during the quarter, we increased our sales and marketing investments to support the launch of our new Security and AdMission products," said Paul Farmer, IPIX CFO. "We also increased spending in G&A during the quarter primarily as a result of increased expenses associated with being a public company."


IPIX has total cash and short-term investment balances of $15.5 million as of June 30, 2004 up from $9.0 Million at the end of the first quarter.

About IPIX

IPIX Corporation offers mission critical imaging where visual content is required for eCommerce and the protection of life and property. IPIX conducts its business through three business units that share IPIX's patented technology:
IPIX Security, IPIX AdMission and IPIX InfoMedia. Visit the IPIX website for more detailed descriptions of each business unit. IPIX has offices in California and Tennessee. www.ipix.com

                                      # # #


This press release may contain forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and restructuring efforts, and are based on current expectations.

Actual results may differ materially from those projected in the forward-looking statements based upon a number of factors including:

(i)      our loss of existing, or an inability to attract new customers,
(ii)     changes in the demand for our products and services,
(iii)    our rate of revenue growth,
(iv)     our ability to control or affect reductions in costs,
(v) our ability to design, manufacture and deliver high quality products in a timely fashion,
(vi)     uncertainty regarding our ability to continue as a going concern,
(vii) our third-party supplier's ability to deliver high quality components to us in a timely fashion,
(viii)   technological changes,
(ix)     general economic, financial or market changes or developments and
(x)      the conversion of our Series B Preferred Stock into common stock.

The matters discussed in this press release also involve risks and uncertainties described from time to time in documents filed with the Securities and Exchange Commission, including but not limited to Form 10-Ks, Form 10-K/As, Form 10-Qs, Form S-3s and Form 8-Ks (www.sec.gov).

                                IPIX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                                        December 31,   June 30,
                                                                                                          2003          2004
                                                                                                        ------------ -----------
                                                                                                            (1)      (unaudited)
(In thousands)

ASSETS
Cash and cash equivalents.........................................................................     $    10,241  $     13,453
Restricted short term investments.................................................................           1,100           800
Short term investments............................................................................                           645
                                                                                                               331
Accounts receivable, net..........................................................................             261           629
Inventory, net....................................................................................             398           436
Prepaid expenses and other current assets.........................................................           1,523         1,571
                                                                                                       -----------  ------------
      Total current assets........................................................................          13,854        17,534
Computer hardware, software and other, net........................................................           1,578         1,134
Restricted cash and other long term assets........................................................             852           718
                                                                                                       -----------  ------------
      Total assets................................................................................     $    16,284  $     19,386
                                                                                                       ===========  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable..................................................................................     $       612  $        434
Accrued liabilities...............................................................................           3,342         3,456
Deferred revenue..................................................................................              76             8
Current portion of obligations under capital leases...............................................             608           279
                                                                                                       -----------  ------------
      Total current liabilities...................................................................           4,638         4,177
Other long term liabilities.......................................................................             181            22
                                                                                                       -----------  ------------
         Total liabilities........................................................................           4,819         4,199
                                                                                                       -----------  ------------

STOCKHOLDERS' EQUITY:
Preferred stock (Aggregate liquidation value: $23,716 in 2003
    and $9,533 in 2004)...........................................................................               1            --

Common stock......................................................................................               9            18
Class B common stock..............................................................................              --            --
Additional paid-in capital........................................................................         515,186       525,513
Accumulated deficit...............................................................................        (503,731)     (510,344)
                                                                                                       ------------ -------------
      Total stockholders' equity..................................................................          11,465        15,187
                                                                                                       -----------  ------------

      Total liabilities and stockholders' equity..................................................     $    16,284  $     19,386
                                                                                                       ===========  ============


              ----------------------

              (1) The December  31, 2003  balances  were  derived  from the audited  financial statements.

                                IPIX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                             Three months ended
                                                                                                    2004
                                                                                           -------------------------
                                                                                           March 31,       June 30,
                         (In thousands, except per share data)                                   (unaudited)


Revenue:
Security.........................................................                          $       2       $    404
AdMission........................................................                                246            288
InfoMedia........................................................                                474            609
                                                                                           ---------       --------
   Total revenue.................................................                                722          1,301
                                                                                           ---------       --------

Cost of revenue:
Security.........................................................                                  1            288
AdMission........................................................                                678            560
InfoMedia........................................................                                297            297
                                                                                           ---------       --------
   Total cost of revenue.........................................                                976          1,145
                                                                                           ---------       --------

   Gross profit (loss)...........................................                               (254)           156
                                                                                           ----------      --------

Operating expenses:
Sales and marketing..............................................                              1,342          1,653
Research and development.........................................                                925            997
General and administrative.......................................                                693            925
                                                                                           ---------       --------
   Total operating expenses......................................                              2,960          3,575
                                                                                           ---------       --------

Loss from operations.............................................                             (3,214)       (3,419)
Other............................................................                                  4             16
                                                                                           ---------       --------

Net loss.........................................................                            (3,210)        (3,403)
Preferred stock dividends .......................................                              (400)          (224)
                                                                                           ---------       --------

Net loss available to common stockholders........................                          $ (3,610)      $ (3,627)
                                                                                           =========      =========

Loss per common share, basic and diluted ........................                            $(0.41)        $(0.23)
Weighted average common shares, basic and diluted................                              8,901         15,864
